Exhibit 99.1

CANOPY GROWTH ANNOUNCES PLAN OF ARRANGEMENT WITH

CANOPY RIVERS

Canopy Growth to receive exchangeable shares, warrants and debt in TerrAscend, increasing its direct conditional ownership in TerrAscend from approximately 13%1 to approximately 21% of the issued and outstanding shares on a fully-diluted basis

Canopy Growth to increase ownership in Vert Mirabel from approximately 41% to approximately 67%

In exchange, Canopy Growth to fully retire its ownership interest in Canopy Rivers, which currently represents approximately 27% and approximately 84% of the voting rights, provide cash payment of $115 million and issue 3,750,000 common shares in Canopy Growth to Canopy Rivers.

December 21, 2020

SMITHS FALLS, ON — Canopy Growth Corporation (“Canopy Growth”) (TSX: WEED, NASDAQ: CGC) today announced that it has entered into an arrangement agreement (the “Arrangement Agreement”) with its wholly-owned subsidiary The Tweed Tree Lot Inc. (“Tweed NB”), Canopy Rivers Inc. (“Canopy Rivers”) (TSX: RIV) and its wholly-owned subsidiary Canopy Rivers Corporation (“CRC”) pursuant to which Canopy Growth will acquire certain assets from CRC, as set out below, in exchange for cash, common shares in the capital of Canopy Growth (the “Canopy Growth Shares”) and the surrender of all shares in the capital of Canopy Rivers held by Canopy Growth by way of a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”).

“Canopy Rivers was established in 2017 as a strategic investment vehicle for Canopy Growth, helping us pursue key business opportunities including development of the Vert Mirabel greenhouse which today is a very important component of our Canadian cannabis operations,” said David Klein, CEO, Canopy Growth. “With our new strategy in place, it is appropriate for us to divest our interest in Canopy Rivers to increase our focus as a company.”

Pursuant to the Arrangement, Canopy Growth will increase its fully-diluted conditional ownership in TerrAscend Corp. (“TerrAscend”) from approximately 13% to approximately 21% through the acquisition of (i) 19,445,285 exchangeable shares in the capital of TerrAscend; (ii) 2,225,714 common share purchase warrants in the capital of TerrAscend with an exercise price of $5.95 per share; (iii) 333,723 common share purchase warrants in the capital of TerrAscend with an exercise price of $6.49 per share; and (iv) a $13.2 million loan receivable owing by TerrAscend Canada Inc. to CRC. The securities in the capital of TerrAscend are not currently convertible or exercisable, and will not be convertible or exercisable until federal laws in the United States with respect to marijuana are amended.

Subject to certain rights of first refusal, Canopy Growth will also acquire all of the common shares and Class A preferred shares in the capital of Les Serres Vert Cannabis Inc. (“Vert Mirabel”) held by CRC, thereby increasing Canopy Growth’s ownership of the issued and outstanding common shares in the capital of Vert Mirabel from approximately 41% to approximately 67%.

In addition, all of the obligations of Tweed NB, a Fredericton, New Brunswick based subsidiary of Canopy Growth that was recently closed, owing to CRC pursuant to a royalty agreement between the parties will be terminated. The

[1]	On a consolidated basis, Canopy Growth has an indirect conditional ownership interest in TerrAscend of approximately 15% by virtue of its ownership interest in Canopy Rivers termination of the royalty agreement will provide Canopy Growth with annual cash savings of approximately $2.9 million per year over the balance of the 24-year term of the agreement.

Canopy Growth currently owns 36,468,318 Class B multiple voting shares (“MVS”) and 15,223,938 Class A subordinate voting shares (“SVS”) in the capital of Canopy Rivers, which represent approximately a 27% ownership interest and 84% of the aggregate voting rights of Canopy Rivers. Pursuant to the Arrangement, all of the MVS and SVS held by Canopy Growth will be repurchased by Canopy Rivers for cancellation on a cashless basis. Canopy Growth will not have any equity, debt or other interest in Canopy Rivers following completion of the Arrangement.

As additional consideration for the assets being transferred and the termination of the royalty agreement, Canopy Growth will make a cash payment to CRC of $115 million and issue an aggregate of 3,750,000 Canopy Growth Shares.

The Arrangement will be subject to approval by 66 2/3 % of the votes cast by holders of MVS and SVS, voting separately on a class basis, as well as a simple majority of disinterested holders of SVS voting at a special shareholder meeting expected to be held in the first quarter of 2021. Certain funds managed by JW Asset Management, LLC and all of the directors and officers of Canopy Rivers holding an aggregate of approximately 24.5% of the issued and outstanding SVS (excluding the SVS held by Canopy Growth) have entered into voting support agreement agreements with Canopy Growth and Canopy Rivers pursuant to which they have agreed, among other things, to vote their SVS in favor of the resolution to approve the Arrangement. The Arrangement does not require the approval of the shareholders of Canopy Growth. In addition to shareholder approval, the Arrangement is subject to applicable approvals by the Ontario Superior Court of Justice, the TSX and Nasdaq and certain other regulatory and closing conditions.

About Canopy Growth

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (collectively, “forward-looking statements”), which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Forward–looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, results, performance or achievements expressed or implied by those forward–looking statements and the forward-looking statements are not guarantees of future performance. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. A discussion of some of the material factors applicable to Canopy Growth can be found under the section entitled “Risk Factors” in Canopy Growth’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the Securities and Exchange Commission and with applicable Canadian securities regulators, as such factors may be further updated from time to time in its periodic filings with the Securities and Exchange Commission and with applicable Canadian securities regulators, which can be accessed at www.sec.gov/edgar and www.sedar.com, respectively. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the filings. Any forward–looking statement included in this press release is made as of the date of this press release and, except as required by law, Canopy Growth disclaims any obligation to update or revise any forward-looking statement. Readers are cautioned not to put undue reliance on any forward-looking statement. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement